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                                                                     Exhibit 1.1


         [Form of Underwriting Agreement - Subject to Additional Review]

                     Units consisting of 1,500,000 Shares of
                10% Senior Convertible Redeemable Preferred Stock
                      and 1,500,000 Redeemable Warrants and
              Units consisting of 1,500,000 Shares of Common Stock
                        and 1,500,000 Redeemable Warrants

                     COMMODORE SEPARATION TECHNOLOGIES, INC.

                             UNDERWRITING AGREEMENT


                                                              New York, New York
                                                                          , 1997


NATIONAL SECURITIES CORPORATION
  As Representative of the
  Several Underwriters listed on Schedule A hereto
1001 Fourth Avenue
Suite 2200
Seattle, Washington  98154

Ladies and Gentlemen:

         Commodore Separation Technologies, Inc., a Delaware corporation (the "Company"), confirms its agreement with National Securities Corporation ("National") and each of the underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 11), for whom National is acting as representative (in such capacity, National shall hereinafter be referred to




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as "you" or the "Representative"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares ("Preferred Shares") of the Company's 10% Senior Convertible Redeemable Preferred Stock, par value $.001 per share ("Convertible Preferred Stock"), shares ("Common Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), and redeemable common stock purchase warrants (the "Redeemable Warrants"), each to purchase one share of Common Stock, set forth in Schedule A hereto. The aggregate 1,500,000 Preferred Shares, 1,500,000 Common Shares and 3,000,000 Redeemable Warrants will initially be sold as units consisting of 1,500,000 Preferred Shares and 1,500,000 Redeemable Warrants and units consisting of 1,500,000 Common Shares and 1,500,000 Redeemable Warrants but will be separately tradeable upon issuance and are hereinafter referred to as the "Firm Securities." Each Redeemable Warrant is exercisable commencing on ____________, 1998 [12 months from the date of this Agreement] until ____________, 2002 [60 months from the date of this Agreement], unless previously redeemed by the Company, at an initial exercise price of $_______ [140% of the initial public offering price per Common Share] per share of Common Stock. The Redeemable Warrants may be redeemed by the Company at a redemption price of $.10 per Redeemable Warrant at any time after _____________, 1998 [18 months from the date of this Agreement] on thirty (30) days' prior written notice, provided that the closing bid price of the Common Stock equals or exceeds 300% of the initial public offering price per Common Share, for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption, all in accordance with the terms and conditions of the Warrant Agreement (as hereinafter defined).

         Upon your request, as provided in Section 2(b) of this Agreement, the Company shall also issue and sell to the Underwriters, acting severally and not jointly, up to an additional 225,000 shares of Convertible Preferred Stock, 225,000 shares of Common Stock and/or 450,000 Redeemable Warrants for the purpose of covering over-allotments, if any. Such 225,000 shares of Convertible Preferred Stock, 225,000 shares of Common Stock and/or 450,000 Redeemable Warrants are hereinafter collectively referred to as the "Option Securities." The Company also proposes to issue and sell to you warrants (the "Representative's Warrants") pursuant to the Representative's Warrant Agreement (the "Representative's Warrant Agreement") for the purchase of an additional 150,000 shares of Convertible Preferred Stock, 150,000 shares of Common Stock and/or 300,000 Redeemable Warrants. The shares of Convertible Preferred Stock, shares of Common Stock and Redeemable Warrants issuable upon exercise of the Representative's Warrants are hereinafter referred to as the "Representative's Securities." The Firm Securities, the Option Securities, the Representative's Warrants and the Representative's Securities (hereinafter collectively referred to as the "Securities") are more fully described in the Registration Statement and the Prospectus referred to below.

         1.  Representations and Warranties.

             (a) The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof, and as of the Closing Date (as hereinafter defined) and each Option Closing Date (as hereinafter defined), if any, as follows:



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                  (i) The Company has prepared and filed with the Securities and
         Exchange Commission (the "Commission") a registration statement, and an amendment or amendments thereto, on Form S-1 (No. 333-11813), including any related preliminary prospectus ("Preliminary Prospectus"), for the registration of the Firm Securities, the Option Securities, the Representative's Warrants and the Representative's Securities under the Securities Act of 1933, as amended (the "Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the "Regulations") of the Commission under the Act. The Company will promptly file a further amendment to said registration statement in the form heretofore delivered to the Underwriters and will not file any other amendment thereto to which the Underwriters shall have objected in writing after having been furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein (including, but not limited to those documents or information incorporated by reference therein) and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430(A) of the Regulations), is hereinafter called the "Registration Statement", and the form of prospectus in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, is hereinafter called the "Prospectus." For purposes hereof, "Rules and Regulations" mean the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable.

                  (ii) Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus, the Registration Statement or Prospectus or any part of any thereof and no proceedings for a stop order suspending the effectiveness of the Registration Statement or any of the Company's securities have been instituted or are pending or threatened. Each of the Preliminary Prospectus, the Registration Statement and Prospectus at the time of filing thereof conformed with the requirements of the Act and the Rules and Regulations, and none of the Preliminary Prospectus, the Registration Statement or Prospectus at the time of filing thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by or on behalf of the Underwriters expressly for use in such Preliminary Prospectus, Registration Statement or Prospectus or any amendment thereof or supplement thereto.

                  (iii) When the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Date (as defined herein) and each Option Closing Date (as defined herein), if any, and during such longer period as the Prospectus may



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         be required to be delivered in connection with sales by the
         Underwriters or a dealer, the Registration Statement and the Prospectus will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and will conform to the requirements of the Act and the Rules and Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty does not apply to statements made or statements omitted in reliance upon and in strict conformity with information furnished to the Company in writing by or on behalf of any Underwriter expressly for use in the Preliminary Prospectus, Registration Statement or Prospectus or any amendment thereof or supplement thereto.

                  (iv) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation. Except as set forth in the Prospectus, the Company does not own an interest in any corporation, partnership, trust, joint venture or other business entity. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing. The Company has all requisite power and authority (corporate and other), and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease its properties and conduct its business as described in the Prospectus; the Company is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all applicable federal, state, local and foreign laws, rules and regulations; and the Company has not received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, position, prospects, value, operation, properties, business or results of operations of the Company. The disclosures in the Registration Statement concerning the effects of federal, state, local, and foreign laws, rules and regulations on the Company's business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.

                  (v) The Company has a duly authorized, issued and outstanding capitalization as set forth in the Prospectus under "Capitalization" and "Description of Securities" and will have the adjusted capitalization set forth therein on the Closing Date and each Option Closing Date, if any, based upon the assumptions set forth therein, and the Company is



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         not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement, the Warrant Agreement, the Representative's Warrant Agreement and as described in the Prospectus. The Securities and all other securities issued or issuable by the Company conform or, when issued and paid for, will conform, in all respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable and the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Firm Securities, the Option Securities, the Representative's Warrants and the Representative's Securities are not and will not be subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus; the holders thereof will not be subject to any liability solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the Firm Securities, the Option Securities, the Representative's Warrants and the Representative's Securities has been duly and validly taken; and the certificates representing the Firm Securities, the Option Securities, the Representative's Warrants and the Representative's Securities will be in due and proper form. Upon the issuance and delivery pursuant to the terms hereof of the Firm Securities, the Option Securities, the Representative's Warrants and the Representative's Securities to be sold by the Company hereunder, the Underwriters or the Representative, as the case may be, will acquire good and marketable title to such Firm Securities, Option Securities, Representative's Warrants and Representative's Securities free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

                  (vi) The financial statements of the Company, together with the related notes and schedules thereto, included in the Registration Statement, each Preliminary Prospectus and the Prospectus fairly present the financial position, income, changes in cash flow, changes in stockholders' equity and the results of operations of the Company at the respective dates and for the respective periods to which they apply and such financial statements have been prepared in conformity with generally accepted accounting principles and the Rules and Regulations, consistently applied throughout the periods involved and such financial statements as are audited have been examined by Tanner + Co., who are independent certified public accountants within the meaning of the Act and the Rules and Regulations, as indicated in their reports filed therewith. There has been no adverse change or development involving a prospective adverse change in the condition, financial or otherwise, or in the earnings, position, prospects, value, operation, properties, business, or results of operations of the Company, whether or not arising in the ordinary course of business, since the date of the financial statements



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         included in the Registration Statement and the Prospectus and the
         outstanding debt, the property, both tangible and intangible, and the business of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. Financial information (including, without limitation, any pro forma financial information) set forth in the Prospectus under the headings "Summary Financial Data", "Selected Financial Data," "Capitalization," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," fairly present, on the basis stated in the Prospectus, the information set forth therein, and have been derived from or compiled on a basis consistent with that of the audited financial statements included in the Prospectus; and, in the case of pro forma financial information, if any, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The amounts shown as accrued for current and deferred income and other taxes in such financial statements are sufficient for the payment of all accrued and unpaid federal, state, local and foreign income taxes, interest, penalties, assessments or deficiencies applicable to the Company, whether disputed or not, for the applicable period then ended and periods prior thereto; adequate allowance for doubtful accounts has been provided for unindemnified losses due to the operations of the Company; and the statements of income do not contain any items of special or nonrecurring income not earned in the ordinary course of business, except as specified in the notes thereto.

                  (vii) The Company (i) has paid all federal, state, local, and foreign taxes for which it is liable, including, but not limited to, withholding taxes and amounts payable under Chapters 21 through 24 of the Internal Revenue Code of 1986, as amended (the "Code"), and has furnished all information returns it is required to furnish pursuant to the Code, (ii) has established adequate reserves for such taxes which are not due and payable, and (iii) does not have any tax deficiency or claims outstanding, proposed or assessed against it.

                  (viii) No transfer tax, stamp duty or other similar tax is payable by or on behalf of the Underwriters in connection with (i) the issuance by the Company of the Firm Securities, the Option Securities, the Representative's Warrants or the Representative's Securities, (ii) the purchase by the Underwriters of the Firm Securities and the Option Securities from the Company and the purchase by the Representative of the Representative's Warrants from the Company, (iii) the consummation by the Company of any of its obligations under this Agreement, or (iv) resales of the Firm Securities and the Option Securities in connection with the distribution contemplated hereby.

                  (ix) The Company maintains insurance policies, including, but not limited to, general and product liability, environmental and property insurance, which insures the Company and its employees against such losses and risks generally insured against by comparable businesses. The Company (A) has not failed to give notice or present any insurance claim with respect to any matter, including but not limited to the Company's business, property or employees, under any insurance policy or surety bond in a due and



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         timely manner, (B) does not have any disputes or claims against any underwriter of such insurance policies or surety bonds or has failed to pay any premiums due and payable thereunder, or (C) has not failed to comply with all conditions contained in such insurance policies and surety bonds. There are no facts or circumstances under any such insurance policy or surety bond which would relieve any insurer of its obligation to satisfy in full any valid claim of the Company.

                  (x) There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, pending or threatened against (or circumstances that may give rise to the same), or involving the properties or business of, the Company which (i) questions the validity of the capital stock of the Company, this Agreement, the Warrant Agreement or the Representative's Warrant Agreement, or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement, the Warrant Agreement or the Representative's Warrant Agreement, (ii) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings as are summarized in the Registration Statement are accurately summarized in all material respects), or (iii) might materially and adversely affect the condition, financial or otherwise, or the earnings, position, prospects, stockholders' equity, value, operation, properties, business or results of operations of the Company.

                  (xi) The Company has full legal right, power and authority to authorize, issue, deliver and sell the Firm Securities, the Option Securities, the Representative's Warrants and the Representative's Securities, enter into this Agreement, the Warrant Agreement and the Representative's Warrant Agreement and to consummate the transactions provided for in this Agreement, the Warrant Agreement and the Representative's Warrant Agreement; and this Agreement, the Warrant Agreement and the Representative's Warrant Agreement have each been duly and properly authorized, executed and delivered by the Company. Each of this Agreement, the Warrant Agreement and the Representative's Warrant Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, and none of the Company's issue and sale of the Firm Securities, the Option Securities, the Representative's Warrants and the Representative's Securities, execution or delivery of this Agreement, the Warrant Agreement or the Representative's Warrant Agreement, its performance hereunder and thereunder, its consummation of the transactions contemplated herein and therein, or the conduct of its business as described in the Registration Statement, the Prospectus, and any amendments or supplements thereto, conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of
         (i) the certificate of incorporation or by-laws of the Company, (ii) any license, contract,



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         collective bargaining agreement, indenture, mortgage, deed of trust, lease, voting trust agreement, stockholders agreement, note, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which the Company is or may be bound or to which either of its properties or assets (tangible or intangible) is or may be subject, or any indebtedness, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its activities or properties, which in any event could have a material adverse effect on the condition (financial or otherwise), business, properties, financial position or results of operations of the Company.

                  (xii) No consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required for the issuance of the Firm Securities, the Option Securities, the Representative's Warrants and the Representative's Securities pursuant to the Prospectus and the Registration Statement, the performance of this Agreement, the Warrant Agreement and the Representative's Warrant Agreement and the transactions contemplated hereby and thereby, including without limitation, any waiver of any preemptive, first refusal or other rights that any entity or person may have for the issue and/or sale of any of the Firm Securities, the Option Securities, the Representative's Warrants and the Representative's Securities, except such as have been or may be obtained under the Act or may be required under state securities or Blue Sky laws in connection with the Underwriters' purchase and distribution of the Firm Securities and the Option Securities, and the Representative's Warrants to be sold by the Company hereunder.

                  (xiii) All executed agreements, contracts or other documents or copies of executed agreements, contracts or other documents filed as exhibits to the Registration Statement to which the Company is a party or by which it may be bound or to which its assets, properties or business may be subject have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms. The descriptions in the Registration Statement of agreements, contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by Form S-1, and there are no contracts or other documents which are required by the Act to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.


                  (xiv) Subsequent to the respective dates as of which information is set forth in the Registration Statement and Prospectus, and except as may otherwise be indicated or



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         contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, (ii) entered into any transaction other than in the ordinary course of business, or (iii) declared or paid any dividend or made any other distribution on or in respect of its capital stock of any class, and there has not been any change in the capital stock, or any change in the debt (long or short term) or liabilities or material adverse change in or affecting the general affairs, management, financial operations, stockholders' equity or results of operations of the Company.

                  (xv) No default exists in the due performance and observance of any term, covenant or condition of any license, contract, collective bargaining agreement, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders agreement, partnership agreement, note, loan or credit agreement, purchase order, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which the property or assets (tangible or intangible) of the Company is subject or affected.

                  (xvi) The Company has generally enjoyed a satisfactory employer-employee relationship with its employees and is in compliance in all material respects with all federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. There are no pending investigations involving the Company by the U.S. Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state, local, or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any lockout, strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company, or any predecessor entity, and none has ever occurred. No representation question exists respecting the employees of the Company, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company. No labor dispute with the employees of the Company exists, or, to its knowledge, is imminent.

                  (xvii) The Company does not maintain, sponsor or contribute to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a "multiemployer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). The Company does not maintain or contribute, now or at any time previously, to a defined benefit plan, as defined in
         Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, which could subject the Company to any tax penalty on prohibited transactions and which



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         has not adequately been corrected. Each ERISA Plan is in compliance with all reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from a "multiemployer plan."

                  (xviii) Neither the Company nor any of its employees, directors, stockholders, partners, or affiliates (within the meaning of the Rules and Regulations) of any of the foregoing has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise.

                  (xix) Except as otherwise disclosed in the Prospectus, none of the patents, patent applications, trademarks, service marks, trade names and copyrights, and licenses and rights to the foregoing presently owned or held by the Company are in dispute so far as known by the Company or are in any conflict with the right of any other person or entity. The Company (i) owns or has the right to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever, all patents, trademarks, service marks, trade names and copyrights, technology and licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity under or with respect to any of the foregoing and (ii) except as disclosed in the Prospectus, is not obligated or under any liability whatsoever to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise, except where failure to obtain any such patents, trademarks, service marks, trade names, copyrights, know how, technology or other intangible assets would not have a material adverse effect on the financial condition, business or results of operations of the Company.

                  (xx) The Company owns and has the unrestricted right to use all trade secrets, know-how (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, designs, processes, works of authorship, computer programs and technical data and information (collectively herein "intellectual property") that are material to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by the Company, free and clear of and without violating any right, lien, or claim of others, including without limitation, former employers of its employees; provided, however, that the possibility exists that other persons or entities, completely independently of the Company, or its employees or agents, could have developed trade secrets or items of technical information similar or



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         identical to those of the Company. The Company is not aware of any such development of similar or identical trade secrets or technical information by others.

                  (xxi) The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its intellectual property in all material respects.

                  (xxii) The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property stated in the Prospectus to be owned or leased by it, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects, or other restrictions or equities of any kind whatsoever, other than those referred to in the Prospectus and liens for taxes not yet due and payable.

                  (xxiii) Tanner + Co., whose report is filed with the Commission as a part of the Registration Statement, are independent certified public accountants as required by the Act and the Rules and Regulations.

                  (xxiv) The Company has caused to be duly executed legally binding and enforceable agreements pursuant to which each of the Company's officers, directors, stockholders and holders of securities exchangeable or exercisable for or convertible into shares of Common Stock has agreed (i) not to, directly or indirectly, issue, offer, offer to sell, sell, grant any option for the sale or purchase of, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of any shares of Common Stock or securities convertible into, exercisable or exchangeable for or evidencing any right to purchase or subscribe for any shares of Common Stock (either pursuant to Rule 144 of the Rules and Regulations or otherwise) or dispose of any beneficial interest therein for a period of not less than thirteen (13) months following the effective date of the Registration Statement without the prior written consent of the Representative and the Company and (ii) to waive all rights to request or demand the registration pursuant to the Act of any securities of the Company which are registered in the name of or beneficially owned by any such holder. During the 13 month period commencing on the effective date of the Registration Statement, the Company shall not, without the prior written consent of the Representative, sell, contract or offer to sell, issue, transfer, assign, pledge, distribute, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any options, rights or warrants with respect to any shares of Common Stock. The Company will cause the Transfer Agent (as hereinafter defined) to mark an appropriate legend on the face of stock certificates representing all of such securities and to place "stop transfer" orders on the Company's stock ledgers.

                  (xxv) There are no claims, payments, issuances, arrangements or understandings, whether oral or written, for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, stockholders, partners, employees or affiliates, that may affect the

         Underwriters' compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD").

                  (xxvi) The Convertible Preferred Stock, Common Stock and Redeemable Warrants have been approved for quotation on the Nasdaq SmallCap Market ("Nasdaq"), subject to official notice of issuance.

                  (xxvii) Neither the Company nor any of its officers, employees, agents or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (a) might subject the Company, or any other such person to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (b) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company, or (c) if not continued in the future, might adversely affect the assets, business, condition, financial or otherwise, earnings, position, properties, value, operations or prospects of the Company. The Company's internal accounting controls are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

                  (xxviii) Except as set forth in the Prospectus, no officer, director, stockholder or partner of the Company, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services, or (ii) a beneficiary interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the Prospectus under "Certain Relationships and Related Transactions," there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company, and any officer, director, or 5% or greater securityholder of the Company, or any partner, affiliate or associate of any of the foregoing persons or entities.

                  (xxix) Any certificate signed by any officer of the Company, and delivered to the Underwriters or to Underwriters' Counsel (as defined herein) shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

                  (xxx) The minute books of the Company have been made available to the Underwriters and contain a complete summary of all meetings and actions of the directors (including committees thereof) and stockholders of the Company, since the time of its incorporation, and reflect all transactions referred to in such minutes accurately in all material respects.

                  (xxxi) Except and to the extent described in the Prospectus, no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company or to require the Company to file a registration statement under the Act and no person or entity holds any anti-dilution rights with respect to any securities of the Company.

                  (xxxii) (A) The Company is in compliance in all material respects with all federal, state, local or foreign laws, common law, rules, codes, administrative orders or regulations relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation all laws, common law, rules, codes, administrative orders and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws") and (B) to the best of the Company's knowledge, there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to any Hazardous Materials or the violation of any Environmental Laws, which order or action, suit or proceeding could have a material adverse effect on the condition (financial or otherwise), business, properties, financial position or results of operations of the Company. The Company has no reason to believe that it will not receive all necessary and required approvals, authorizations, validations and certifications from applicable regulatory authorities to enable the Company to commence full operations as contemplated in the Registration Statement and the Prospectus.

                  (xxxiii) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company.

                  (xxxiv) The Company has as of the effective date of the Registration Statement (i) entered into an employment agreement with each of Carl O. Magnell, James M. DeAngelis, Srinivas Kilambi, Ph.D. and Michael D. Kiehnau in the forms filed as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively, to the Registration Statement and Commodore Environmental Services, Inc., a Delaware corporation and the majority stockholder of the Parent (as hereinafter defined) ("Commodore"), has entered into an employment agreement with Edwin L. Harper in the form filed as Exhibit 10.6 to the Registration Statement and (ii) purchased term key person insurance on the lives of Messrs. Magnell, DeAngelis and Kilambi in the amount of $1 million each, which policies name the Company as the sole beneficiary thereof.

                  (xxxv) As of the date hereof, the Company does not have more than 10,000,000 shares of Common Stock issued and outstanding (including securities with equivalent rights as the Common Stock and shares of Common Stock, or such equivalent securities, issuable upon exercise of any and all options, warrants and other contract rights and securities convertible directly or indirectly into shares of Common Stock or such equivalent securities, but excluding up to 1,177,250 shares of Common Stock issuable upon the exercise of options granted under the Company's 1996 Stock Option Plan at prices not less than the initial public offering price per Common Share).

                  (xxxvi) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it or any affiliate commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported or incorporated by reference in the Prospectus, if any, concerning the Company's, or any affiliate's, business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

                  (xxxvii) The Company has furnished the Representative and Underwriters' Counsel with a true and complete copy of the Commodore SEC Documents. As used herein, the "Commodore SEC Documents" shall mean all documents (other than preliminary material) that Commodore has filed or has been required to file with the Commission since January 1, 1994. As of its filing date (and, with respect to any registration statement, the date on which it or any post-effective amendment was declared effective) other than with respect to changes that may be necessitated by virtue of comments made by the Commission related to the Registration Statement that may be applicable to Commodore, each Commodore SEC Document was in compliance, in all material respects, with the applicable requirements of the Act and the Exchange Act, contained no untrue statement of a material fact and did not omit any statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Commodore included in the Commodore SEC Documents complied, at the time of filing with the Commission (and, with respect to any registration statement, at the time it was declared effective), as to form, in all material respects, with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present, in all material respects, the consolidated financial position of Commodore and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations for the periods presented. Since January 1, 1996, there has not been any change in the business, assets, condition, financial or otherwise, or results of operations of Commodore or any of its subsidiaries which might materially and adversely affect the condition, financial or otherwise, or the earnings, position, prospects, stockholders' equity, value, operation, properties, business or results of operations of the Company.

                  (xxxviii) The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxxix) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparations of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xl) The Company has entered into a warrant agreement substantially in the form filed as Exhibit 4.2 to the Registration Statement (the "Warrant Agreement") with the Representative and The Bank of New York, as Warrant Agent, in form and substance satisfactory to the Representative, with respect to the Redeemable Warrants and providing for the payment of the commission contemplated by Section 4(a)(xxii).

                  (xli) None of the directors or officers of the Company have ever been an officer of Wico Holding Corp., Wico Corp., Wico Gaming Supply Corp. or Conquest Industries.

             (b) Commodore Applied Technologies, Inc., a Delaware corporation and the sole stockholder of the Company ("Parent"), represents and warrants to, and agrees with, each of the

Underwriters as of the date hereof, and as of the Closing Date and each Option Closing Date, if any, as follows:

                  (i) Parent has full legal right, power and authority to enter into this Agreement, and to consummate the transactions provided for in this Agreement; and this Agreement has been duly and properly authorized, executed and delivered by the Parent. This Agreement constitutes a legal, valid and binding agreement of Parent enforceable against Parent in accordance with its terms, and none of the Parent's execution or delivery of this Agreement, its performance hereunder, or its consummation of the transactions contemplated herein, conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Parent pursuant to the terms of (i) the certificate of incorporation or by-laws of the Parent, (ii) any license, contract, collective bargaining agreement, indenture, mortgage, deed of trust, lease, voting trust agreement, stockholders agreement, note, loan or credit agreement or any other agreement or instrument to which the Parent is a party or by which the Parent is or may be bound or to which either its properties or assets (tangible or intangible) is or may be subject, or any indebtedness, or
         (iii) any statute, judgment, decree, order, rule or regulation applicable to the Parent of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Parent or any of its activities or properties which in any event could have a material adverse effect on the condition (financial or otherwise), business, properties, financial position or results of operations of the Parent.

                  (ii) No consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required for the delivery and sale of the Securities pursuant to the Prospectus and the Registration Statement, the performance of this Agreement, and the transactions contemplated hereby, including without limitation, any waiver of any preemptive, first refusal or other rights that any entity or person may have for the delivery and sale of any of the Securities, except such as have been or may be obtained under the Act or may be required under state securities or Blue Sky laws in connection with the Underwriters' purchase and distribution of the Firm Securities and the Option Securities.

                  (iii) The Parent has not breached any of the representations and warranties contained in Section 1 of the Underwriting Agreement dated June 28, 1996 by and among the Parent, National and Bentley J. Blum (the "Parent Underwriting Agreement"), and is in compliance with all covenants and agreements contained in Section 4 of the Parent Underwriting Agreement.

                  (iv) At the time when the Registration Statement becomes or became effective, and at all times subsequent thereto up to and including the Closing Date and the Option Closing Date, the Registration Statement and any amendments thereto will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Prospectus (and any supplements thereto) (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (v) Neither the Parent nor any of its employees, directors, stockholders, partners, or affiliates (within the meaning of the Rules and Regulations) of any of the foregoing has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise.

                  (vi) There is not pending or, to the Parent's knowledge, threatened against the Parent any action, suit or proceeding which (A) questions the validity of this Agreement or of any action taken or to be taken by the Parent pursuant to or in connection with this Agreement, or (B) is required to be disclosed in the Registration Statement which is not so disclosed, and such actions, suits or proceedings as are summarized in the Registration Statement, if any, are accurately summarized.

                  (vii) The Parent has furnished the Representative and Underwriters' Counsel with a true and complete copy of the Parent SEC Documents. As used herein, the "Parent SEC Documents" shall mean all documents (other than preliminary material) that the Parent has filed or has been required to file with the Commission since January 1, 1996. As of its filing date (and, with respect to any registration statement, the date on which it or any post-effective amendment was declared effective) other than with respect to changes that may be necessitated by virtue of comments made by the Commission related to the Registration Statement that may be applicable to the Parent, each Parent SEC Document was in compliance, in all material respects, with the applicable requirements of the Act and the Exchange Act, contained no untrue statement of a material fact and did not omit any statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Parent included in the Parent SEC Documents complied, at the time of filing with the Commission (and, with respect to any registration statement, at the time it was declared effective), as to form, in all material respects, with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present, in all material respects, the consolidated financial position of the

         Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations for the periods presented. Since January 1, 1996, there has not been any change in the business, assets, condition, financial or otherwise, or results of operations of the Parent or any of its subsidiaries which might materially and adversely affect the condition, financial or otherwise, or the earnings, position, prospects, stockholders' equity, value, operation, properties, business or results of operations of the Company.

                  (viii) The Parent does not have any registration rights or other similar rights with respect to any securities of the Company; and the Parent does not have any right of first refusal or other similar right to purchase any securities of the Company upon the issuance or sale thereof by the Company or upon the sale thereof by any other stockholder of the Company.

                  (ix) The Parent has not since the filing of the initial Registration Statement (i) sold, bid for, purchased, attempted to induce any person to purchase, or paid anyone any compensation for soliciting purchases of Common Stock, or (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as otherwise permitted by law).

                  (x) Any certificate signed by or on behalf of the Parent and delivered to the Underwriters shall be deemed a representation and warranty by the Parent to the Underwriters as to the matters covered thereby.

         2.  Purchase, Sale and Delivery of the Securities.

             (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company at a price of $_______ [92% of the public offering price] per Preferred Share, $_______ [92% of the public offering price] per Common Share and $_______ [92% of the public offering price] per Redeemable Warrant, that number of Firm Securities set forth in Schedule A opposite the name of such Underwriter, subject to such adjustment as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares, plus any additional number of Firm Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

             (b) In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase all or any part of an additional 225,000 shares of Convertible Preferred Stock at a price of $_______ [92% of the public offering price] per share of Convertible Preferred Stock, 225,000 shares of Common Stock at a price of $_______ [92% of the public offering price] per share of Common Stock and/or 450,000 Redeemable Warrants at a price of $______ [92% of the public offering price] per Redeemable Warrant. The option granted hereby will expire forty-five (45) days after (i) the date the Registration Statement becomes effective, if the Company has elected not to rely on Rule 430A under the Rules and Regulations, or (ii) the date of this Agreement if the Company has elected to rely upon Rule 430A under the Rules and Regulations, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for any such Option Securities. Any such time and date of delivery (an "Option Closing Date") shall be determined by the Representative, but shall not be later than three (3) full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined, unless otherwise agreed upon by the Representative and the Company. Nothing herein contained shall obligate the Underwriters to make any over-allotments. No Option Securities shall be delivered unless the Firm Securities shall be simultaneously delivered or shall theretofore have been delivered as herein provided.

             (c) Payment of the purchase price for, and delivery of certificates for, the Firm Securities shall be made at the offices of the Representative at 1001 Fourth Avenue, Suite 2200, Seattle, Washington 98154, or at such other place as shall be agreed upon by the Representative and the Company. Such delivery and payment shall be made at 10:00 a.m. (New York City time) on ______________, 1997 or at such other time and date as shall be agreed upon by the Representative and the Company, but not less than three (3) nor more than five (5) full business days after the effective date of the Registration Statement (such time and date of payment and delivery being herein called the "Closing Date"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned office of the Representative or at such other place as shall be agreed upon by the Representative and the Company on each Option Closing Date as specified in the notice from the Representative to the Company. Delivery of the certificates for the Firm Securities and the Option Securities, if any, shall be made to the Underwriters against payment by the Underwriters, severally and not jointly, of the purchase price for the Firm Securities and the Option Securities, if any, to the order of the Company for the Firm Securities and the Option Securities, if any, by New York Clearing House funds. In the event such option is exercised, each of the Underwriters, acting severally and not jointly, shall purchase that proportion of the total number of Option Securities then being purchased which the number of Firm Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares. Certificates for the Firm Securities and the Option Securities, if any, shall be in definitive, fully registered form, shall bear no restrictive legends and shall be in such denominations and registered in such names as the Underwriters may request in writing at least two (2) business days prior to the Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the Firm Securities and the Option Securities, if any, shall be made available to the Representative at such office or such other place as the Representative may designate for inspection, checking and packaging no later than 9:30 a.m. on the last business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.

             (d) On the Closing Date, the Company shall issue and sell to the Representative Representative's Warrants at a purchase price of $.0001 per warrant, which Representative's Warrants shall entitle the holders thereof to purchase an aggregate of 150,000 shares of Convertible Preferred Stock, 150,000 shares of Common Stock and/or 300,000 Redeemable Warrants. The Representative's Warrants shall be exercisable for a period of four (4) years commencing one (1) year from the effective date of the Registration Statement at a price equaling one hundred twenty percent (120%) of the respective initial public offering price of the Preferred Shares, the Common Shares and the Redeemable Warrants. The Representative's Warrant Agreement and form of Warrant Certificate shall be substantially in the form filed as Exhibit 4.4 to the Registration Statement. Payment for the Representative's Warrants shall be made on the Closing Date.

         3. Public Offering of the Preferred Shares, Common Shares and Redeemable Warrants. As soon after the Registration Statement becomes effective as the Representative deems advisable, the Underwriters shall make a public offering of the Preferred Shares, the Common Shares and the Redeemable Warrants (other than to residents of or in any jurisdiction in which qualification of the Preferred Shares, the Common Shares and the Redeemable Warrants is required and has not become effective) at the price and upon the other terms set forth in the Prospectus. The Representative may from time to time increase or decrease the respective public offering price after distribution of the Preferred Shares, the Common Shares and the Redeemable Warrants has been completed to such extent as the Representative, in its sole discretion, deems advisable. The Underwriters may enter into one of more agreements as the Underwriters, in each of their sole discretion, deem advisable with one or more broker-dealers who shall act as dealers in connection with such public offering.

         4.  Covenants and Agreements of the Company and the Parent.

             (a) The Company covenants and agrees with each of the Underwriters as follows:

                  (i) The Company shall use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as practicable and will not at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Act or Exchange Act before termination of the offering of the Preferred Shares, the Common Shares and the Redeemable Warrants by the Underwriters of which the Representative shall not previously have been advised and furnished with a copy, or to which the Representative shall have reasonably objected or which is not in compliance with the Act, the Exchange Act or the Rules and Regulations.

                  (ii) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Representative and confirm the notice in writing (i) when the

         Registration Statement, as amended, becomes effective, if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the institution of proceedings for that purpose; (iii) of the issuance by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the receipt of any comments from the Commission; and (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will use its best efforts to obtain promptly the lifting of such order.

                  (iii) The Company shall file the Prospectus (in form and substance satisfactory to the Representative) or transmit the Prospectus by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b)(1) (or, if applicable and if consented to by the Representative, pursuant to Rule 424(b)(4)) not later than the Commission's close of business on the earlier of (i) the second business day following the execution and delivery of this Agreement and (ii) the fifth business day after the effective date of the Registration Statement.

                  (iv) The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the corresponding prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Rules and Regulations), and will furnish the Representative with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such prospectus to which the Representative or Orrick, Herrington & Sutcliffe LLP ("Underwriters' Counsel") shall reasonably object.

                  (v) The Company shall endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may designate to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution, and shall make such applications, file such documents and furnish such information as may be required for such purpose; provided, however, the Company shall not be required to qualify as a foreign corporation or file a general or limited consent to service of process in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification.

                  (vi) During the time when a prospectus is required to be delivered under the Act, the Company shall use all reasonable efforts to comply with all requirements imposed upon it by the Act and the Exchange Act, as now and hereafter amended and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus, or any amendments or supplements thereto. If at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or Underwriters' Counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act, each such amendment or supplement to be reasonably satisfactory to Underwriters' Counsel, and the Company will furnish to the Underwriters copies of such amendment or supplement as soon as available and in such quantities as the Underwriters may reasonably request.

                  (vii) As soon as practicable, but in any event not later than forty-five (45) days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (ninety (90) days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company shall make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Representative, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act, covering a period of at least twelve (12) consecutive months after the effective date of the Registration Statement.

             (viii) During a period of seven (7) years after the date hereof, the Company will furnish to its stockholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of earnings, and will deliver to the Representative:

                      (A) as soon as they are available, copies of all reports
                  (financial or other) mailed to stockholders;

                      (B) as soon as they are available, copies of all reports
                  and financial statements furnished to or filed with the Commission, the NASD or any securities exchange;

                      (C) every press release and every material news item or
                  article of interest to the financial community in respect of the Company, or its affairs, which was released or prepared by or on behalf of the Company; and

                      (D) any additional information of a public nature
                  concerning the Company (and any future subsidiary) or its businesses which the Representative may reasonably request.

             During such seven-year period, if the Company has an active subsidiary, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and any of its subsidiaries are consolidated, and will be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

                  (ix) The Company will maintain a transfer agent and warrant agent ("Transfer Agent") and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Convertible Preferred Stock, Common Stock and Redeemable Warrants.

                  (x) The Company will furnish to the Representative or on the Representative's order, without charge, at such place as the Representative may designate, copies of each Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits), the Prospectus, and all amendments and supplements thereto, including any prospectus prepared after the effective date of the Registration Statement, in each case as soon as available and in such quantities as the Representative may reasonably request.

                  (xi) On or before the effective date of the Registration Statement, the Company shall provide the Representative with true original copies of duly executed, legally binding and enforceable agreements pursuant to which, for a period of thirteen (13) months from the effective date of the Registration Statement, each of the Company's stockholders and holders of securities exchangeable or exercisable for or convertible into shares of Common Stock agrees that it or he or she
         (i) will not, directly or indirectly, issue, offer to sell, sell, grant an option for the sale or purchase of, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of any shares of Common Stock or securities convertible into, exercisable or exchangeable for or evidencing any right to purchase or subscribe for any shares of Common Stock (either pursuant to Rule 144 of the Rules and Regulations or otherwise) or dispose of any beneficial interest therein without the prior consent of the Representative (collectively, the "Lock-up Agreements") and (ii) waives, during such thirteen (13) month period, any and all rights to request or demand the registration pursuant to the Act, of any securities of the Company which are registered in the name of or beneficially owned by it or he or she, respectively. During the thirteen (13) month period commencing on the effective date of the Registration Statement, the Company shall not, without the prior written consent of the Representative, sell, contract or offer to sell, issue, transfer, assign, pledge, distribute, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any options, rights or warrants with respect to any shares of Common Stock. On or before the Closing Date, the Company shall deliver instructions to the Transfer Agent authorizing it to place appropriate legends on the certificates representing the securities subject to the Lock-up Agreements and to place appropriate stop transfer orders on the Company's ledgers.

                  (xii) Neither the Company nor any of its officers, directors, stockholders, nor any of its affiliates (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

                  (xiii) The Company shall apply the net proceeds from the sale of the Firm Securities and the Option Securities, if any, in the manner, and subject to the conditions, set forth under "Use of Proceeds" in the Prospectus. No portion of the net proceeds will be used, directly or indirectly, to acquire any securities issued by the Company or any of its Affiliates (as defined herein).

                  (xiv) The Company shall timely file all such reports, forms or other documents as may be required (including, but not limited to, a Form SR as may be required pursuant to Rule 463 under the Act) from time to time, under the Act, the Exchange Act, and the Rules and Regulations, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Exchange Act, and the Rules and Regulations.

                  (xv) The Company shall furnish to the Representative as early as practicable prior to each of the date hereof, the Closing Date and each Option Closing Date, if any, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company (which in no event shall be as of a date more than thirty (30) days prior to the date of the Registration Statement) which have been read by the Company's independent public accountants, as stated in their letters to be furnished pursuant to Sections 6(l) and 6(m) hereof.

                  (xvi) The Company shall cause the Convertible Preferred Stock, the Common Stock and the Redeemable Warrants to be quoted on Nasdaq or listed on a comparable national securities exchange and, for a period of seven (7) years from the date hereof, use its best efforts to maintain the Nasdaq quotation or other such exchange listing of the Convertible Preferred Stock, the Common Stock and the Redeemable Warrants to the extent outstanding.

                  (xvii) For a period of five (5) years from the Closing Date, the Company shall furnish to the Representative at the Representative's reasonable request and at the Company's sole expense, (i) daily consolidated transfer sheets relating to the Convertible Preferred Stock, the Common Stock and the Redeemable Warrants (ii) the list of holders of all of the Company's securities and (iii) a Blue Sky "Trading Survey" for secondary sales of the Company's securities prepared by counsel to the Company.

                  (xviii) As soon as practicable, (i) but in no event more than five (5) business days before the effective date of the Registration Statement, file a Form 8-A with the Commission providing for the registration under the Exchange Act of the Securities and (ii) but in no event more than thirty (30) days after the effective date of the Registration Statement, take all necessary and appropriate actions to be included in Standard and Poor's Corporation Records and Moody's OTC Manual and to continue such inclusion for a period of not less than seven (7) years.

                  (xix) The Company hereby agrees that it will not, without the prior written consent of the Representative for a period of thirteen
         (13) months from the effective date of the Registration Statement, adopt, propose to adopt or otherwise permit to exist any employee, officer, director, consultant or compensation plan or similar arrangement permitting (i) the grant, issue, sale or entry into any agreement to grant, issue or sell any option, warrant or other contract right (x) at an exercise price that is less than the greater of the initial public offering price of the Common Shares set forth herein and the fair market value on the date of grant or sale or (y) to any of its executive officers or directors or to any holder of 5% or more of the Common Stock, except as provided in subsection (ii) of this subparagraph; (ii) the maximum number of shares of Common Stock or other securities of the Company purchasable at any time pursuant to options or warrants issued by the Company to exceed the aggregate 1,700,000 shares reserved for future issuance under the Company's 1996 Stock Option Plan described in the "Executive Compensation-Stock Options" section of the Prospectus; (iii) the payment for such securities with any form of consideration other than cash; or (iv) the existence of stock appreciation rights, phantom options or similar arrangements.

                  (xx) Until the completion of the distribution of the Securities, the Company shall not, without the prior written consent of the Representative and Underwriters' Counsel, issue, directly or indirectly, any press release or other communication or hold any press conference with respect to the Company or its activities or the offering contemplated hereby, other than trade releases issued in the ordinary course of the Company's business consistent with past practices with respect to the Company's operations.

                  (xxi) For a period equal to the lesser of (i) seven (7) years from the date hereof, and (ii) the sale to the public of the Representative's Securities, the Company will not take any action or actions which may prevent or disqualify the Company's use of Form S-1 (or other appropriate form) for the registration under the Act of the Representative's Securities. The Company further agrees to use its best efforts to file such post-effective amendments to the Registration Statement, as may be necessary, in order to maintain its effectiveness and to keep such Registration Statement effective while any of the shares of Convertible Preferred Stock, Redeemable Warrants or Representative's Warrants remain outstanding.

                  (xxii) Commencing one year and one day from the date hereof, if the Company engages the Representative as a warrant solicitation agent under the terms of the Warrant Agreement, the Company shall pay the Representative a commission equal to five percent (5%) of the exercise price of the Redeemable Warrants, payable on the date of the exercise thereof on the terms provided in the Warrant Agreement; provided, however, the Representative shall be entitled to receive the commission contemplated by this Section 4(a)(xxii) only if: (i) the Representative has provided actual services in connection with the solicitation of the exercise of a Redeemable Warrant by a Warrantholder and (ii) the Warrantholder exercising a Redeemable Warrant affirmatively designates in writing on the exercise form on the reverse side of the Redeemable Warrant Certificate that the exercise of such Warrantholder's Redeemable Warrant was solicited by the Representative.

                  (xxiii) Prior to the Closing Date, the Company shall have converted all short-term debt payable to the Parent (including any additional cash advances made by the Parent to the Company prior to the Closing Date which are not (or would not be) reflected as debt on the Company's balance sheet) into equity as partial consideration for the Company's previous issuance of 10,000,000 shares of Common Stock to the Parent.

                  (xxiv) The Company will not, and will not permit any of its future subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, but not limited to, the sale, purchase, exchange, lease, transfer or other disposition of any properties, assets or services to, or the purchase of any property, assets or services from, or the entry into any contract, agreement, undertaking, loan, advance or guarantee) with, or for the benefit of, an Affiliate (an "Affiliate Transaction"), or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the date of issuance of the Securities unless (i) such Affiliate Transaction is between or among the Company and its wholly-owned subsidiaries, or (ii) the terms of such Affiliate Transaction are fair and reasonable and at least as favorable to the Company or such subsidiary, as the case may be, as those that could have been obtained in a comparable arm's length transaction by the Company or such subsidiary with an unrelated person, and such Affiliate Transaction is entered into in the ordinary course of business of the parties thereto; provided, however, notwithstanding anything to the contrary contained herein, the Company may issue securities pursuant to the exercise of outstanding options and warrants on the terms in effect and described in the Prospectus relating to the Securities. All Affiliate Transactions must be approved in good faith by the Board of Directors of the Company and a minimum of three disinterested and independent outside directors thereof, and such approval evidenced by a Board Resolution that such transaction meets the criterion set forth in (i) or (ii) above. Affiliate includes Commodore and the Parent, each of their respective principal stockholders and subsidiaries, Bentley J. Blum and Paul E.
         Hannesson.

             (b) The Parent covenants and agrees with each of the Underwriters as follows:

                  (i) The Parent will not, directly or indirectly, without the prior written consent of the Company and the Representative, offer, offer to sell, sell, grant an option for the sale or purchase of, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of any shares of Common Stock or any securities convertible into, exchangeable or exercisable for, or evidencing any right to purchase or subscribe for, any shares of Common Stock (either pursuant to Rule 144 of the Rules and Regulations or otherwise) or dispose of any beneficial interest therein for a period of thirteen (13) months after the date hereof, except pursuant to this Agreement, and neither the Parent nor any of its officers, directors, stockholders, nor any of its affiliates (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

                  (ii) The Parent consents to the use of the Prospectus and any amendment or supplement thereto by the Underwriters and all dealers to whom the Securities may be sold, both in connection with the offering or sale of the Securities and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith.

                  (iii) The Parent will review the Prospectus and will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement at or prior to any Closing Date or Option Closing Date, if any, and will advise the Company and the Representative prior to any Closing Date or Option Closing Date, if any, if any statement to be made on behalf of the Parent in the certificates contemplated by Section 6(j) hereof would be inaccurate if made as of such Closing Date or Option Closing Date, if any.

         5.  Payment of Expenses.

             (a) The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date (to the extent not paid at the Closing Date) all expenses and fees (other than fees of Underwriters' Counsel, except as provided in (iv) below) incident to the performance of the obligations of the Company and the Parent under this Agreement, the Warrant Agreement and the Representative's Warrant Agreement, including, without limitation, (i) the fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing (including mailing and handling charges), filing, delivery and mailing (including the payment of postage with respect thereto) of the Registration Statement and the Prospectus and any amendments and supplements thereto and the printing, mailing (including the payment of postage with respect thereto) and delivery of this Agreement, the Warrant Agreement, the Representative's Warrant Agreement, the Agreement Among Underwriters, the Selected Dealer Agreements, and related documents, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus and any amendments thereof or supplements thereto supplied to the Underwriters and such dealers as the Underwriters may request, in quantities as hereinabove stated, (iii) the printing, engraving, issuance and delivery of the Securities including, but not limited to, (x) the purchase by the Underwriters of the Firm Securities and the Option Securities from the Company, and the purchase by the Representative of the Representative's Warrants from the Company, (y) the consummation by each of the Company and the Parent of any of its obligations under this Agreement, the Warrant Agreement and the Representative's Warrant Agreement, and (z) resale of the Firm Securities and the Option Securities by the Underwriters in connection with the distribution contemplated hereby, (iv) the qualification of the Securities under state or foreign securities or "Blue Sky" laws and determination of the status of such securities under legal investment laws, including the costs of printing and mailing the "Preliminary Blue Sky Memorandum", the "Supplemental Blue Sky Memorandum" and "Legal Investments Survey," if any, and reasonable disbursements and fees of counsel in connection therewith, (v) sales and marketing costs and expenses, including but not limited to costs and expenses in connection with the "road show", information meetings and presentations, bound volumes and prospectus memorabilia and "tomb-stone" advertisement expenses, (vi) costs and expenses in connection with due diligence investigations, including but not limited to the reasonable fees of any independent counsel, expert or consultant retained, (vii) fees and expenses of the Transfer Agent and registrar and all issue and transfer taxes, if any,
(viii) applications for assignment of a rating of the Securities by qualified rating agencies, (ix) the reasonable fees payable to the Commission and the NASD, and (x) the fees and expenses incurred in connection with the quotation of the Securities on Nasdaq and any other exchange.

             (b) If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 12, the Company shall reimburse and indemnify the Underwriters for all of their actual out-of-pocket expenses, including the reasonable fees and disbursements of Underwriters' Counsel, less any amounts already paid pursuant to Section 5(c) hereof.

             (c) The Company further agrees that, in addition to the expenses payable pursuant to subsection (a) of this Section 5, it will pay to the Representative on the Closing Date by certified or bank cashier's check or, at the election of the Representative, by deduction from the proceeds of the offering contemplated herein a non-accountable expense allowance equal to three percent (3%) of the gross proceeds received by the Company from the sale of the Firm Securities, $50,000 of which has been paid to date. In the event the Representative elects to exercise the over-allotment option described in Section 2(b) hereof, the Company agrees to pay to the Representative on the Option Closing Date (by certified or bank cashier's check or, at the Representative's election, by deduction from the proceeds of the offering) a non-accountable expense allowance equal to three percent (3%) of the gross proceeds received by the Company from the sale of the Option Securities.

         6. Conditions of the Underwriters' Obligations. The obligations of the Underwriters hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company and the Parent herein as of the date hereof and as of the Closing Date and each Option Closing Date, if any, as if they had been made on and as of the Closing Date or each Option Closing Date, as the case may be; the accuracy on and as of the Closing Date or each Option Closing Date, if any, of the statements of the officers of the Company and the Parent made pursuant to the provisions hereof; and the performance by each of the Company and the Parent on and as of the Closing Date and each Option Closing Date, if any, of its covenants and obligations hereunder and to the following further conditions:

             (a) The Registration Statement shall have become effective not later than 12:00 P.M., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Underwriters' Counsel. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Preferred Shares, the Common Shares and the Redeemable Warrants and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period and, prior to the Closing Date, the Company shall have provided evidence reasonably satisfactory to the Representative of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

             (b) The Representative shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Representative's reasonable opinion, is material, or omits to state a fact which, in the Representative's reasonable opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Representative's reasonable opinion, is material, or omits to state a fact which, in the Representative's reasonable opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

             (c) On or prior to each of the Closing Date and each Option Closing Date, if any, the Representative shall have received from Underwriters' Counsel, such opinion or opinions with respect to the organization of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Representative may request and Underwriters' Counsel shall have received such papers and information as they request to enable them to pass upon such matters.

             (d) At the Closing Date, the Underwriters shall have received the favorable opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, counsel to the Company, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                  (i) the Company (A) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction, (B) is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing, and (C) has all requisite corporate power and authority, and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease its properties and conduct its business as described in the Prospectus; the Company is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, state and local laws, rules and regulations; and, the Company has not received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the business, operations, condition, financial or otherwise, or the earnings, business affairs, position, prospects, value, operation, properties, or results of operations of the Company. The disclosures in the Registration Statement concerning the effects of federal, state and local laws, rules and regulations on the Company's business as currently conducted and as contemplated are correct in all material respects and do not omit to state a fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

                  (ii) the Company does not own an interest in any other corporation, partnership, joint venture, trust or other business entity;

                  (iii) the Company has a duly authorized, issued and outstanding capitalization as set forth in the Prospectus, and any amendment or supplement thereto, under "CAPITALIZATION", and, to the knowledge of such counsel, the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue, sell, transfer, purchase or redeem any capital stock, rights, warrants, options or other securities, except for this Agreement, the Warrant Agreement and the Representative's Warrant Agreement and as described in the Prospectus. The Securities and all other securities issued or issuable by the Company conform in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or any similar rights granted by the Company. The Securities to be sold by the Company hereunder and under the Warrant Agreement and the Representative's Warrant Agreement are not and will not, to the knowledge of such counsel, be subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and conform to the description thereof contained in the Prospectus; the holders thereof will not be subject to any liability solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the Securities has been duly and validly taken; and the certificates representing the Securities are in due and proper form. The Representative's Warrants and the Redeemable Warrants constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby. Upon the issuance and delivery pursuant to this Agreement of the Firm Securities and the Option Securities and the Representative's Warrants to be sold by the Company, the Underwriters and the Representative, respectively, will acquire good and marketable title to the Firm Securities and the Option Securities and the Representative's Warrants free and clear of any pledge, lien, charge, claim, encumbrance, pledge, security interest, or other restriction or equity of any kind whatsoever. No transfer tax is payable by or on behalf of the Underwriters in connection with (A) the issuance by the Company of the Securities, (B) the purchase by the Underwriters of the Firm Securities and the Option Securities from the Company, and the purchase by the Representative of the Representative's Warrants from the Company (C) the consummation by the Company of any of its obligations under this Agreement, the Warrant Agreement or the Representative's Warrant Agreement, or (D) resales of the Firm Securities and the Option Securities in connection with the distribution contemplated hereby.

                  (iv) the Registration Statement is effective under the Act, and, if applicable, filing of all pricing information has been timely made in the appropriate form under Rule 430A, and, to the best of such counsel's knowledge, no stop order suspending the use of the Preliminary Prospectus, the Registration Statement or Prospectus or any part of any thereof or suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of such counsel's knowledge, threatened or contemplated under the Act;

                  (v) each of the Preliminary Prospectus, the Registration Statement, and the Prospectus and any amendments or supplements thereto (other than the financial statements and other financial and statistical data included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations.

                  (vi) to the best of such counsel's knowledge, (A) there are no agreements, contracts or other documents required by the Act to be described in the Registration Statement and the Prospectus and filed as exhibits to the Registration Statement other than those described in the Registration Statement (or required to be filed under the Exchange Act if upon such filing they would be incorporated, in whole or in part, by reference therein) and the Prospectus and filed as exhibits thereto, and the exhibits which have been filed are correct copies of the documents of which they purport to be copies; (B) the descriptions in the Registration Statement and the Prospectus and any supplement or amendment thereto of contracts and other documents to which the Company is a party or by which it is bound, including any document to which the Company is a party or by which it is bound, incorporated by reference into the Prospectus and any supplement or amendment thereto, are accurate and fairly represent the information required to be shown by Form S-1; (C) there is not pending or threatened against the Company any action, arbitration, suit, proceeding, inquiry, investigation, litigation, governmental or other proceeding (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, pending or threatened against (or circumstances that may give rise to the same), or involving the properties or business of the Company which (x) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings as are summarized in the Registration Statement are accurately summarized in all respects), (y) questions the validity of the capital stock of the Company or this Agreement, the Warrant Agreement or the Representative's Warrant Agreement, or of any action taken or to be taken by the Company pursuant to or in connection with any of the foregoing; (D) no statute or regulation or legal or governmental proceeding required to be described in the Prospectus is not described as required; and (E) there is no action, suit or proceeding pending, or threatened, against or affecting the Company before any court or arbitrator or governmental body, agency or official (or any basis thereof known to such counsel) in which there is a reasonable possibility of a decision which may result in a material adverse change in the condition, financial or otherwise, or the earnings, position, prospects, stockholders' equity, value, operation, properties, business or results of operations of the Company, which could adversely affect the present or prospective ability of the Company to perform its obligations under this Agreement, the Warrant Agreement or the Representative's Warrant Agreement or which in any manner draws into question the validity or enforceability of this Agreement, the Warrant Agreement or the Representative's Warrant Agreement;

                  (vii) the Company has full legal right, power and authority to enter into each of this Agreement, the Warrant Agreement and the Representative's Warrant Agreement, and to consummate the transactions provided for therein; and each of this Agreement, the Warrant Agreement and the Representative's Warrant Agreement has been duly authorized, executed and delivered by the Company. Each of this Agreement, the Warrant Agreement and the Representative's Warrant Agreement, assuming due authorization, execution and delivery by each other party thereto constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law), and none of the Company's execution or delivery of this Agreement, the Warrant Agreement and the Representative's Warrant Agreement, its performance hereunder or thereunder, its consummation of the transactions contemplated herein or therein, or the conduct of its business as described in the Registration Statement, the Prospectus, and any amendments or supplements thereto, conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of, (A) the certificate of incorporation or by-laws of the Company, (B) any license, contract, collective bargaining agreement, indenture, mortgage, deed of trust, lease, voting trust agreement, stockholders agreement, note, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which it is or may be bound or to which any of its properties or assets (tangible or intangible) is or may be subject, or any indebtedness, or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its activities or properties.

                  (viii) no consent, approval, authorization or order, and no filing with, any court, regulatory body, government agency or other body (other than such as may be required under Blue Sky laws, as to which no opinion need be rendered) is required in connection with the issuance of the Firm Securities and the Option Securities pursuant to the Prospectus and the Registration Statement, the issuance of the Representative's Warrants, the performance of this Agreement, the Warrant Agreement and the Representative's Warrant Agreement, and the transactions contemplated hereby and thereby;

                  (ix) the properties and business of the Company conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and the Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property stated in the Prospectus to be owned or leased by it, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever, other than those referred to in the Prospectus and liens for taxes not yet due and payable;

                  (x) to the best of such counsel's knowledge, the Company is not in breach of, or in default under, any term or provision of any license, contract, collective bargaining agreement, indenture, mortgage, installment sale agreement, deed of trust, lease, voting trust agreement, stockholders' agreement, partnership agreement, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which the properties or assets (tangible or intangible) of the Company is subject or affected; and the Company is not in violation of any term or provision of its Articles of Incorporation or By-Laws or in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation;

                  (xi) the statements in the Prospectus under "RISK FACTORS," "BUSINESS," "MANAGEMENT," "EXECUTIVE COMPENSATION," "PRINCIPAL STOCKHOLDERS," "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS," "DESCRIPTION OF SECURITIES," "SHARES ELIGIBLE FOR FUTURE SALE" and "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" have been reviewed by such counsel, and insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects;

                  (xii) the Securities have been accepted for quotation on Nasdaq, subject to official notice of issuance;

                  (xiii) the persons listed under the caption "PRINCIPAL STOCKHOLDERS" in the Prospectus are the respective "beneficial owners" (as such phrase is defined in regulation 13d-3 under the Exchange Act) of the securities set forth opposite their respective names thereunder as and to the extent set forth therein;

                  (xiv) neither the Company nor any of its officers, stockholders, employees or agents, nor any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who is or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) which
         (A) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, might have had an adverse effect on the assets, business or operations of the Company, as reflected in any of the financial statements contained in the Registration Statement, or (C) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company;

                  (xv) to the knowledge of such counsel, no person, corporation, trust, partnership, association or other entity has the right to include and/or register any securities of the Company in the Registration Statement, require the Company to file any registration statement or, if filed, to include any security in such registration statement;

                  (xvi) except as described in the Prospectus, to the knowledge of such counsel, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or financial consulting arrangements or any other arrangements, agreements, understandings, payments or issuances that may affect the Underwriters' compensation, as determined by the NASD;

                  (xvii) assuming due execution by the parties thereto other than the Company, the Lock-up Agreements are legal, valid and binding obligations of the parties thereto, enforceable against the party and any subsequent holder of the securities subject thereto in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law);

                  (xviii) except as described in the Prospectus, the Company does not (A) maintain, sponsor or contribute to any ERISA Plans, (B) maintain or contribute, now or at any time previously, to a defined benefit plan, as defined in Section 3(35) of ERISA, and (C) has never completely or partially withdrawn from a "multiemployer plan";

                  (xix) the minute books of the Company have been made available to the Underwriters and contain a complete summary of all meetings and actions of the directors and stockholders of the Company since the time of its incorporation and reflect all transactions referred to in such minutes accurately in all material respects;

                  (xx) the Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus under the caption "USE OF PROCEEDS" will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act");

                  (xxi) the Company has furnished the Representative and Underwriters' Counsel with a true and complete copy of the Affiliate SEC Documents. As used herein, the "Affiliate SEC Documents" shall mean all documents (other than preliminary material) that each of Commodore Applied Technologies, Inc., a Delaware corporation and the sole stockholder and parent corporation of the Company (the "Parent"), and Commodore Environmental Services, Inc., a Delaware corporation and the majority stockholder of Parent ("Commodore"), has filed or has been required to file with the Commission since January 1, 1994. As of its filing date (and, with respect to any registration statement, the date on which it or any post-effective amendment was declared effective), each Affiliate SEC Document was in compliance, in all material respects, with the applicable requirements of the Act and the Exchange Act, contained no untrue statement of a material fact and did not omit any statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Parent or Commodore, as the case may be, included in the Affiliate SEC Documents complied, at the time of filing with the Commission (and, with respect to any registration statement, at the time it was declared effective), as to form, in all material respects, with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present, in all material respects, the consolidated financial position of the Parent or Commodore, as the case may be, and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations for the periods presented. Since January 1, 1996, there has not been any change in the business, assets, condition, financial or otherwise, or results of operations of the Parent or Commodore, as the case may be, or any of its subsidiaries which might materially and adversely affect the condition, financial or otherwise, or the earnings, position, prospects, stockholders' equity, value, operation, properties, business or results of operations of the Company.

                  (xxii) except as set forth in the Prospectus and to the best knowledge of such counsel, no officer, director or stockholder of the Company, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly, (A) an interest in any person or entity which (x) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (y) purchases from or sells or furnishes to the Company any goods or services, or (B) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the Prospectus under "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS," there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company, and any officer, director, or 5% or greater securityholder of the Company, or any affiliate or associate of any such person or entity;

                  (xxiii) the Company is in compliance with all provisions of
         Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba;

                  (xxiv) to the best of such counsel's knowledge, (A) the Company is in compliance with all federal, state, local or foreign laws, common law, rules, codes, administrative orders or regulations relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation all laws, common law, rules, codes, administrative orders and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws") and (B) there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to any Hazardous Materials or the violation of any Environmental Laws;

                  (xxv) to the knowledge of such counsel, the Company has obtained all necessary and required approvals, authorizations, franchises, licenses, orders, permits, validations and certifications from regulatory authorities to permit the commencement of its commercial operations as contemplated in the Prospectus, and none of such approvals, authorizations, franchises, licenses, orders, permits, validations and certifications have been revoked, restricted or limited in any manner and all of such approvals, authorizations, franchises, licenses, orders, permits, validations and certifications are in full force and effect; and

                  (xxvi) to the best of such counsel's knowledge, there is no action, suit, proceeding, inquiry, investigation, litigation or governmental proceeding, domestic or foreign, pending or threatened (or circumstances that may give rise to the same) involving the Company's production, use, testing, manufacturing or marketing of any products or services, which (i) questions the authority of the Company to produce, use, test, manufacture or market any products or services as described in the Prospectus, (ii) questions the completeness or accuracy of data generated by any trials, tests or studies being conducted by or on behalf of the Company, (iii) is required to be disclosed in the Prospectus which is not so disclosed, or (iv) might materially and adversely affect the condition, financial or otherwise, or the earnings, prospects, value, operations or business of the Company.

         Such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, and representatives of the independent public accountants for the Company, at which conferences such counsel made inquiries of such officers, representatives and accountants and discussed the contents of the Preliminary Prospectus, the Registration Statement, the Prospectus, and related matters and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Prospectus, the Registration Statement and Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment thereto, at the time such Registration Statement or amendment became effective or the Preliminary Prospectus or Prospectus or any amendment or supplement thereto as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Preliminary Prospectus, the Registration Statement or the Prospectus). Such counsel shall further state that its opinions may be relied upon by Underwriters' Counsel in rendering its opinion to the Underwriters.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance satisfactory to Underwriters' Counsel) of other counsel acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel if requested. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and that the Representative, Underwriters' Counsel and they are each justified in relying thereon. Any opinion of counsel for the Company shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991) or any comparable state accord.

             (e) At the Closing Date, the Underwriters shall have received the favorable opinion of Kremblas, Foster, Millard & Pollick, special counsel to the Company, dated the Closing Date, addressed to the Underwriters, in form and substance satisfactory to Underwriters' Counsel, and in substantially the form of Schedule B attached hereto.

             (f) At each Option Closing Date, if any, the Underwriters shall have received the favorable opinions of each of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, counsel to the Company, and Kremblas, Foster, Millard & Pollick, special counsel to the Company, dated such Option Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel confirming as of such Option Closing Date the statements made by each of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel and Kremblas, Foster, Millard & Pollick in their respective opinions delivered on the Closing Date.

             (g) On or prior to each of the Closing Date and each Option Closing Date, if any, Underwriters' Counsel shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in subsection (c) of this Section 6, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions of the Company or the Parent, or herein contained.

             (h) Prior to each of the Closing Date and each Option Closing Date, if any, (i) there shall have been no material adverse change nor development involving a prospective change in the condition, financial or otherwise, earnings, position, value, properties, results of operations, prospects, stockholders' equity or the business activities of the Company, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company, from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus which is materially adverse to the Company; (iii) the Company shall not be in default under any material provision of any instrument relating to any outstanding indebtedness; (iv) the Company shall not have issued any securities (other than the Securities) or declared or paid any dividend or made any distribution in respect of its capital stock of any class and there has not been any material change in the capital stock or any material change in the debt (long or short term) or liabilities or obligations of the Company (contingent or otherwise);
(v) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus;
(vi) no action, suit or proceeding, at law or in equity, shall have been pending or, to the knowledge of the Company, threatened (or circumstances giving rise to same) against the Company or affecting any of its properties or businesses before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, earnings, position, value, properties, results of operations, prospects or financial condition or income of the Company; and (vii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or, to the knowledge of the Company, threatened or contemplated by the Commission.

             (i) At each of the Closing Date and each Option Closing Date, if any, the Underwriters shall have received a certificate of the Company signed by the principal executive officer and by the chief financial or chief accounting officer of the Company, dated the Closing Date or Option Closing Date, as the case may be, to the effect that each of such persons has carefully examined the Registration Statement, the Prospectus and this Agreement, and that:

                  (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied in all material respects with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Closing Date or Option Closing Date, as the case may be;

                  (ii) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person's knowledge, are contemplated or threatened under the Act;

                  (iii) The Registration Statement and the Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and none of the Registration Statement, the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Preliminary Prospectus or any supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                  (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus,
         (a) the Company has not incurred up to and including the Closing Date or the Option Closing Date, as the case may be, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; (b) the Company has not paid or declared any dividends or other distributions on its capital stock; (c) the Company has not entered into any transactions not in the ordinary course of business; (d) there has not been any material change in the capital stock or long-term debt or any increase in the short-term borrowings (other than any increase in the short-term borrowings in the ordinary course of business) of the Company; (e) the Company has not sustained any material loss or damage to its properties or assets, whether or not insured; (f) there is no litigation which is pending or, to the knowledge of the Company, threatened (or circumstances giving rise to same) against the Company or any affiliated party of any of the foregoing which is required to be set forth in an amended or supplemented Prospectus which has not been set forth; and (g) there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been set forth.

         References to the Registration Statement and the Prospectus in this subsection (i) are to such documents as amended and supplemented at the date of such certificate.

             (j) At each of the Closing Date and each Option Closing Date, if any, the Underwriters shall have received a certificate from the Parent, dated the Closing Date, to the effect that the Parent has carefully examined the Registration Statement, the Prospectus and this Agreement, and that:

             (A) The representations and warranties of the Parent in this Agreement are true and correct in all material respects, as if made at and as of the Closing Date or the Option Closing Date, as the case may be, and the Parent has complied in all material respects with all agreements and covenants and satisfied all conditions contained in this Agreement to be performed or satisfied by the Parent at or prior to the Closing Date or the Option Closing Date, as the case may be; and

             (B) The Registration Statement and Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and none of the Registration Statement, the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Preliminary Prospectus or any supplement thereto included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         References to the Registration Statement and the Prospectus in this subsection (j) are to such documents as amended and supplemented at the date of such certificate.

             (k) By the Closing Date, the Underwriters will have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters, as described in the Registration Statement.

             (l) At the time this Agreement is executed, the Underwriters shall have received a letter, dated such date, addressed to the Underwriters in form and substance satisfactory (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) in all respects to the Underwriters and Underwriters' Counsel, from Tanner + Co.:

                  (i) confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable Rules and Regulations;

                  (ii) stating that it is their opinion that the financial statements and supporting schedules of the Company included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations thereunder and that the Representative may rely upon the opinion of Tanner + Co. with respect to the financial statements and supporting schedules included in the Registration Statement;

                  (iii) stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company, a reading of the latest available minutes of the stockholders and board of directors and the various committees of the boards of directors of the Company, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (A) the unaudited financial statements and supporting schedules of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, or
         (B) at a
         specified date not more than five (5) days prior to the effective date of the Registration Statement, there has been any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders' equity or net current assets or net assets of the Company as compared with amounts shown in the September 30, 1996 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any change or decrease, setting forth the amount of such change or decrease;

                  (iv) setting forth, at a date not later than five (5) days prior to the date of the Registration Statement, the amount of liabilities of the Company (including a break-down of commercial paper and notes payable to banks);

                  (v) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

                  (vi) statements as to such other matters incident to the transaction contemplated hereby as the Representative may request.

             (m) At the Closing Date and each Option Closing Date, if any, the Underwriters shall have received from Tanner + Co. a letter, dated as of the Closing Date or the Option Closing Date, as the case may be, to the effect that they reaffirm that statements made in the letter furnished pursuant to subsection (l) of this Section, except that the specified date referred to shall be a date not more than five (5) days prior to the Closing Date or the Option Closing Date, as the case may be, and, if the Company has elected to rely on Rule 430A of the Rules and Regulations, to the further effect that they have carried out procedures as specified in clause (v) of subsection (l) of this Section with respect to certain amounts, percentages and financial information as specified by the Representative and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (v).

             (n) On each of the Closing Date and each Option Closing Date, if any, there shall have been duly tendered to the Representative for the several Underwriters' accounts the appropriate number of Securities.

             (o) No order suspending the sale of the Securities in any jurisdiction designated by the Representative pursuant to subsection (a)(v) of
Section 4 hereof shall have been issued on either the Closing Date or the Option Closing Date, if any, and no proceedings for that purpose shall have been instituted or shall be contemplated.

             (p) On or before the Closing Date, the Company shall have executed and delivered to the Representative, (i) the Representative's Warrant Agreement substantially in the form filed as Exhibit 4.4 to the Registration Statement, in final form and substance satisfactory to the Representative, and (ii) the Representative's Warrants in such denominations and to such designees as shall have been provided to the Company.

             (q) On or before the Closing Date, the Firm Securities and Option Securities shall have been duly approved for quotation on Nasdaq, subject to official notice of issuance.

             (r) On or before the Closing Date, there shall have been delivered to the Representative all of the Lock-up Agreements, in form and substance satisfactory to Underwriters' Counsel.

             (s) On or before the Closing Date, the Company shall have executed and delivered to the Representative and the Transfer Agent the Warrant Agreement substantially in the form filed as Exhibit 4.2 to the Registration Statement, in final form and substance satisfactory to the Representative.

         If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or the relevant Option Closing Date, as the case may be, is not so fulfilled, the Representative may terminate this Agreement or, if the Representative so elects, it may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

         7.  Indemnification.

             (a) The Company and the Parent, jointly and severally, agree to indemnify and hold harmless each of the Underwriters (for purposes of this Section 7 "Underwriter" shall include the officers, directors, partners, employees, agents and counsel of the Underwriter, including specifically each person who may be substituted for an Underwriter as provided in Section 11 hereof), and each person, if any, who controls the Underwriter ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions, proceedings, investigations, inquiries, suits and litigation in respect thereof), whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such claim, action, proceeding, investigation, inquiry, suit or litigation, commenced or threatened, or any claim whatsoever), as such are incurred, to which the Underwriter or such controlling person may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained (i) in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Securities; or (iii) in any application or other document or written communication (in this Section 7 collectively called "application") executed by the Company or based upon written information furnished by the Company or the Parent in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq or any other securities exchange; (B) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), or (C) any breach of any representation, warranty, covenant or agreement of the Company or the Parent contained herein or in any certificate by or on behalf of the Company or any of its officers or the Parent delivered pursuant hereto, unless, in the case of clause (A) or (B) above, such statement or omission was made in reliance upon and in strict conformity with written information furnished to the Company with respect to any Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment thereof or supplement thereto, or in any application, as the case may be.

         The foregoing indemnity with respect to any untrue statement contained in or omission from a Preliminary Prospectus shall not inure to the benefit of the Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Firm Securities and/or Option Securities which are the subject thereof if (1) the Company and/or the Parent sustains the burden of proving that such asserting person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) (in each case exclusive of the documents from which information is incorporated by reference) at or prior to the written confirmation of the sale of such Firm Securities and/or

Option Securities to such person and the untrue statement contained in or omitted from such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) and (2) the Company shall have complied with its covenant pursuant to Section 4(a)(vi) of this Agreement.

         Notwithstanding anything to the contrary contained herein, the Parent shall not be required to make any payment in respect to any indemnification obligation hereunder unless and until and then only to the extent that the Representative shall determine, in its sole judgment, that the Company is unable to make the subject indemnification payment.

         The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company or the Parent may have at common law or otherwise.

             (b) Each of the Underwriters agrees severally, but not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of the Act, to the same extent as the foregoing indemnity from the Company and the Parent to the Underwriters but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any application made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to any Underwriter by such Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any such application, provided that such written information or omissions only pertain to disclosures in the Preliminary Prospectus, the Registration Statement or Prospectus directly relating to the transactions effected by the Underwriters in connection with this Offering. Each of the Company and the Parent acknowledges that the statements with respect to the public offering of the Firm Securities and the Option Securities set forth under the heading "Underwriting" and the stabilization legend in the Prospectus have been furnished by the Underwriters expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus.

             (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any claim, action, suit, investigation, inquiry, proceeding or litigation, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 7, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such claim, action, suit, investigation, inquiry, proceeding or litigation is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense thereof at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense thereof within a reasonable time after notice of commencement thereof, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense thereof on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one claim, action, suit, investigation, inquiry, proceeding or litigation or separate but similar or related claims, actions, suits, investigations, inquiries, proceedings or litigation in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim, action, suit, investigation, inquiry, proceeding or litigation effected without its written consent; provided, however, that such consent was not unreasonably withheld. An indemnifying party will not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit, investigation, inquiry, proceeding or litigation in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim, action, suit, investigation, inquiry, proceeding or litigation), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit, investigation, inquiry, proceeding or litigation and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

             (d) In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 7 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Firm Securities and the Option Securities or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company and/or the Parent is the contributing party and the Underwriters are the indemnified party, the relative benefits received by the Company and/or the Parent, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Firm Securities and the Option Securities (before deducting expenses) bear to the total underwriting discounts received by the Underwriters hereunder, in each case as set forth in the table on the Cover Page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Parent, or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this subsection
(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the underwriting discount applicable to the Firm Securities and the Option Securities purchased by the Underwriters hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, (i) each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who has signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company and (ii) each person, if any, who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, subject in each case to this subsection (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this subsection (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subsection (d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

         8. Representations and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company or the Parent submitted pursuant hereto, shall be deemed to be representations, warranties and agreements at the Closing Date and the Option Closing Date, as the case may be, and such representations, warranties and agreements of the Company and the Parent, as the case may be, and the indemnity agreements contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company, the Parent, any controlling person of any Underwriter or the Company or the Parent, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the Underwriters and the Representative, as the case may be.

         9. Effective Date. This Agreement shall become effective at 10:00 a.m., New York City time, on the next full business day following the date hereof, or at such earlier time after the Registration Statement becomes effective as the Representative, in its discretion, shall release the Securities for sale to the public; provided, however, that the provisions of Sections 5, 7 and 10 of this Agreement shall at all times be effective. For purposes of this Section 9, the Securities to be purchased hereunder shall be deemed to have been so released upon the earlier of dispatch by the Representative of telegrams to securities dealers releasing such securities for offering or the release by the Representative for publication of the first newspaper advertisement which is subsequently published relating to the Securities.

         10. Termination.

             (a) Subject to subsection (b) of this Section 10, the Representative shall have the right to terminate this Agreement, (i) if any domestic or international event or act or occurrence has materially adversely disrupted, or in the Representative's opinion will in the immediate future materially adversely disrupt, the financial markets; or (ii) if any material adverse change in the financial markets shall have occurred; or (iii) if trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, Nasdaq, the NASD, the Boston Stock Exchange, the Commission or any governmental authority having jurisdiction over such matters; or (iv) if trading of any of the securities of the Company shall have been suspended, or any of the securities of the Company shall have been delisted, on any exchange or in any over-the-counter market; (v) if the United States shall have become involved in a war or major hostilities, or if there shall have been an escalation in an existing war or major hostilities or a national emergency shall have been declared in the United States; or (vi) if a banking moratorium has been declared by a state or federal authority; or (vii) if a moratorium in foreign exchange trading has been declared; or (viii) if the Company shall have sustained a loss material or substantial to the Company by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative's opinion, make it inadvisable to proceed with the offering, sale and/or delivery of the Securities; or (ix) if there shall have been such a material adverse change in the conditions or prospects of the Company, or such material adverse change in the general market, political or economic conditions, in the United States or elsewhere, that, in each case, in the Representative's judgment, would make it inadvisable to proceed with the offering, sale and/or delivery of the Securities or (x) if any of Paul E. Hannesson, Carl O. Magnell, James M. DeAngelis and Srinivas Kilambi, Ph.D. shall no longer serve the Company in their present capacity.

             (b) If this Agreement is terminated by the Representative in accordance with the provisions of Section 10(a), the Company shall promptly reimburse and indemnify the Representative for all of its actual out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters (less amounts previously paid pursuant to Section 5(c) above). Notwithstanding any contrary provision contained in this Agreement, if this Agreement shall not be carried out within the time specified herein, or any extension thereof granted by the Representative, by reason of any failure on the part of the Company or the Parent to perform any undertaking or satisfy any condition of this Agreement by it to be performed or satisfied (including, without limitation, pursuant to Section 6 or Section 12) then, the Company shall promptly reimburse and indemnify the Representative for all of its actual out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters (less amounts previously paid pursuant to Section 5(c) above). In addition, the Company shall remain liable for all Blue Sky counsel fees and disbursements, expenses and filing fees. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to Sections 6, 10, 11 and 12 hereof), and whether or not this Agreement is otherwise carried out, the provisions of
Section 5 and Section 7 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

         11. Substitution of the Underwriters. If one or more of the Underwriters shall fail (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 6, Section 10 or
Section 12 hereof) to purchase the Securities which it or they are obligated to purchase on such date under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within twenty-four (24) hours thereafter, to make arrangement for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the total number of Firm Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the total number of Firm Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters (or, if such default shall occur with respect to any Option Securities to be purchased on an Option Closing Date, the Underwriters may at the Representative's option, by notice from the Representative to the Company, terminate the Underwriters' obligation to purchase Option Securities from the Company on such date).

         No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of any default by such Underwriter under this Agreement.

         In the event of any such default which does not result in a termination of this Agreement, the Representative shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, for a period not exceeding seven (7) days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

         12. Default by the Company. If the Company shall fail at the Closing Date or at any Option Closing Date, as applicable, to sell and deliver the number of Securities which it is obligated to sell hereunder on such date, then this Agreement shall terminate (or, if such default shall occur with respect to any Option Securities to be purchased on an Option Closing Date, the Underwriters may at the Representative's option, by notice from the Representative to the Company, terminate the Underwriters' obligation to purchase Option Securities from the Company on such date) without any liability on the part of any non-defaulting party other than pursuant to Section 5,
Section 7 and Section 10 hereof. No action taken pursuant to this Section 12 shall relieve the Company from liability, if any, in respect of such default.

         13. Notices. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at National Securities Corporation, 1001 Fourth Avenue, Suite 2200, Seattle, Washington 98154, Attention: Steven A. Rothstein, Chairman, with a copy to Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103, Attention: Lawrence B. Fisher, Esq. Notices to the Company shall be directed to the Company at 150 East 58th Street, Suite 3400, New York, New York 10155, Attention: Edwin L. Harper, President and Chief Executive Officer, with a copy to Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, 153 East 53rd Street, New York, New York 10022, Attention: Stephen A. Weiss, Esq. Notices to the Parent shall be directed to the Parent at 150 East 58th Street, Suite 3400, New York, New York 10155, Attention: Bentley J. Blum, Chairman, with a copy to Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, 153 East 53rd Street, New York, New York 10022, Attention: Stephen A. Weiss, Esq.

         14. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriters, the Company, the Parent and the controlling persons, directors and officers referred to in Section 7 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         15. Construction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law or conflict of laws principles.

         16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

         17. Entire Agreement; Amendments. This Agreement, the Warrant Agreement and the Representative's Warrant Agreement constitute the entire agreement of the parties hereto and supersede all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing, signed by the Representative, the Parent and the Company.

         If the foregoing correctly sets forth the understanding between the Underwriters, the Parent and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                               Very truly yours,

                               COMMODORE SEPARATION
                               TECHNOLOGIES, INC.


                               By: _______________________________________
                                    Edwin L. Harper
                                    President and Chief Executive Officer

                               COMMODORE APPLIED
                               TECHNOLOGIES, INC.


                               By: _______________________________________
                                    Paul E. Hannesson
                                    Chief Executive Officer

Confirmed and accepted as of
the date first above written.

NATIONAL SECURITIES CORPORATION

For itself and as Representative
  of the several Underwriters named
  in Schedule A hereto.

By: ___________________________________
    Steven A. Rothstein
    Chairman

                                   SCHEDULE A
                                   ----------

                                                         Number of
                                                         Shares of                    Number of                  Number of
                                                        Convertible                   Shares of                 Redeemable
                                                      Preferred Stock               Common Stock                 Warrants
Name of Underwriters                                  to Be Purchased              to be Purchased            to be Purchased
--------------------                                  ---------------              ---------------            ---------------
National Securities Corporation...............







Total.........................................                    1,500,000                   1,500,000                  3,000,000
                                                                  =========                   =========                  =========


                                   SCHEDULE B



                     [FORM OF INTELLECTUAL PROPERTY OPINION]



                                                       ___________________, 1997



NATIONAL SECURITIES CORPORATION
  As Representative of the several
  Underwriters named in Schedule A
  to the Underwriting Agreement
1001 Fourth Avenue
Suite 2200
Seattle, Washington  98154

                  Re: Initial Public Offering of Units consisting of 1,500,000 Shares of 10% Senior Convertible Redeemable Preferred Stock and 1,500,000 Redeemable Common Stock Purchase Warrants and Units consisting of 1,500,000 Shares of Common Stock and 1,500,000 Redeemable Common Stock Purchase Warrants of Commodore Separation Technologies, Inc.
                          ------------------------------------------------------

Gentlemen:

                  We have acted as special counsel to Commodore Separation Technologies, Inc., a Delaware corporation (the "Company"), in connection with the entering into by the Company of that certain Underwriting Agreement by and among National Securities Corporation (as representative of the several underwriters named therein) (the "Representative"), Commodore Applied Technologies, Inc. and the Company, dated _______________, 1997 (the "Underwriting Agreement"). This opinion is provided to you pursuant to Section 6(e) of the Underwriting Agreement.

                  For the purpose of rendering the opinions set forth below we have reviewed the following (collectively, the "Documents"):

                  (i)  the Underwriting Agreement;

                  (ii) that certain registration statement on Form S-1 as filed by the Company with the Securities and Exchange Commission on September 12, 1996, together

                                     -2-                     _____________, 1997


                  with any and all exhibits and schedules and all heretofore filed amendments thereto (collectively, the "Registration Statement");

                  (iii) the Company's prospectus dated _______________, 1997 (the "Prospectus");

                  (iv) a search of the United States Patent and Trademark Office records relevant to ownership of any and all:

                          patents and patent applications (including, without limitation, the patents and patent applications listed on Schedule A annexed hereto and hereby incorporated by reference herein (collectively, the "Patents")), and trademarks, trademark applications, service marks and service mark applications (collectively, the "Marks") (including, without limitation, the Marks listed on Schedule B annexed hereto and hereby incorporated by reference herein (collectively, the "Trademarks")), owned, purportedly owned or licensed by the Company or the Company d/b/a Commodore Membrane Technologies, Inc. ("Commodore Membrane") (including, those patents, patent applications and Marks licensed, without limitation, pursuant to the licenses listed on Schedule C annexed hereto and hereby incorporated by reference herein (collectively, the "Licenses")), conducted by ______________________________ and certified as true and correct as of _______________________, 1997 (no earlier than 5 days prior to the effective date of the Registration Statement);

                  (v) a search of the United States Copyright Office records relevant to ownership of any and all copyrighted material (including, without limitation, the copyright in, or license permitting the Company's actual use of, the material licensed or otherwise distributed by the Company or Commodore Membrane and listed on Schedule D annexed hereto and hereby incorporated by reference herein (collectively, the "Copyrighted Material")), owned, purportedly owned or licensed by the Company or Commodore Membrane conducted by _____________________ and certified as true and correct as of
                  __________________, 1997 (no earlier than 5 days prior to the effective date of the Registration Statement);

                  (vi) an intellectual property litigation search with respect to all Patents, Trademarks, Licenses and Copyrighted Material, listed on Schedules A, B, C and D, respectively;

                                           -3-               _____________, 1997


                  (vii) a search of the Uniform Commercial Code ("UCC") recordation offices, in the following jurisdictions -- Delaware, Tennessee, New York and Ohio, with respect to the following two categories of general intangibles:

                          (a) the intellectual property general intangibles of the Company or Commodore Membrane, including, without limitation, the patents, patent applications, inventions, know how, trademarks, service marks, copyrights, service and trade names, intellectual property licenses and other rights of the Company and/or Commodore Membrane, and

                          (b) the intellectual property general intangibles licensed to the Company or Commodore Membrane, including, without limitation, the patents, patent applications, inventions, know how, trademarks, service marks, copyrights, service and trade names and other intellectual property rights licensed to the Company or Commodore Membrane pursuant to the Licenses (listed on Schedule C), said search certified to us as complete and accurate by ________________ and current through ________________________,
                  1997 (no earlier than 5 days prior to the effective date of the Registration Statement) and said jurisdictions being the only jurisdictions in which filing of UCC financing statements or other documents may be filed to effectively evidence a security or other interest in said general intangibles; and

                  (viii) any and all records, documents, instruments and agreements in our possession or under our control relating to the Company or Commodore Membrane.

                  We have also examined such corporate records, documents, instruments and agreements, and inquired into such other matters, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. Whenever our opinion herein is qualified by the phrase "to the best of our knowledge" or "to the best of our knowledge, after due inquiry," such language means that, based upon (i) our inquiries of officers of the Company, (ii) our review of the Documents, and (iii) our review of such other corporate records, documents, instruments and agreements described in the first sentence of this paragraph, we believe that such opinions are factually correct.

                  To the best of our knowledge, as to all matters of fact represented to you by the Company, we advise you that nothing has come to our attention that would cause us to believe that such facts are incorrect, incomplete or misleading or that reliance thereon is not warranted under the circumstances. We call to your attention that our opinion is limited to such facts as

                                    -4-                      _____________, 1997


they exist on the date hereof and do not take into account any change of circumstances, fact or law subsequent thereto.

                  Based upon and subject to the foregoing, we are of the opinion that:

                          1. To the best of our knowledge, after due inquiry,
                  except as described in the Prospectus, the Company owns or has the right to use, free and clear of all liens, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever,

                          (i) all patents and patent applications (including, without limitation, the Patents),

                          (ii) all trademarks and service marks (including, without limitation, the Trademarks),

                          (iii) all copyrights (including, without limitation, the Copyrighted Material),

                          (iv) all service and trade names, and

                          (v) all intellectual property licenses (including, without limitation, the Licenses),

                  used in, or required for, the conduct of the Company's business.

                          2. To the best of our knowledge, after due inquiry,
                  the Company possesses all material intellectual property licenses or rights used in, or required for, the conduct of its business (including, the Licenses and without limitation, any such licenses or rights described in the Prospectus as being owned, possessed or licensed by the Company) and such licenses and rights are in full force and effect.

                          3. To the best of our knowledge, after due inquiry,
                  there is no claim or action, pending, threatened or potential, which affects or could affect the rights of the Company with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications or licenses used in, or required for, the conduct of the Company's business.

                          4. To the best of our knowledge, after due inquiry,
                  there is no intellectual property based claim or action, pending, threatened or potential, which affects or could affect the rights of the Company with respect to any products, services,

                                        -5-                  _____________, 1997

                  processes or licenses, including, without limitation, the Licenses used in the conduct of the Company's business.

                          5. To the best of our knowledge, after due inquiry,
                  except as described in the Prospectus, the Company is not under any obligation to pay royalties or fees to any third party with respect to any material, technology or intellectual properties developed, employed, licensed or used by the Company.

                          6. To the best of our knowledge, after due inquiry,
                  the statements in the Prospectus under the headings, "Risk Factors - Unpredictability of Patent Protection and Proprietary Technology," "Risk Factors-Royalty Obligation" and "Business - Intellectual Property", are accurate in all material respects, fairly represent the information disclosed therein and do not omit to state any fact necessary to make the statements made therein complete and accurate.

                          7. To the best of our knowledge, after due inquiry,
                  the statements in the Registration Statement and Prospectus do not contain any untrue statement of a material fact with respect to the intellectual property position of the Company or omit to state any material fact relating to the intellectual property position of the Company which is required to be stated in the Registration Statement and the Prospectus or is necessary to make the statements therein not misleading.

                  We call your attention to the fact that the members of this firm are licensed to practice law in the State of ______________ and before the United States Patent and Trademark Office as Registered Patent Attorneys. Accordingly, we express no opinion with respect to the laws, rules and regulations of any jurisdictions other than the State of ___________ and the United States of America.

                  The opinions expressed herein are for the sole benefit of, and may be relied upon only by, the several Underwriters named in Schedule A to the Underwriting Agreement and Orrick, Herrington & Sutcliffe LLP.

                                 Very truly yours,